SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

AMENDMENT NO. 1 TO

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DELPHAX TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1392000

(State of incorporation or organization)	(I.R.S. Employer/Identification No.)

12500 Whitewater Drive
Minnetonka, Minnesota	553430-9420

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of Class)

SIGNATURE

Item 1. Description of Securities to be Registered.

     The Company’s Form 8-A registration statement is hereby amended to describe the following the transaction:

Effective September 23, 2002, the Board of Directors of Delphax Technologies Inc. (the “Company”) amended its Rights Agreement dated as of March 22, 2002 (the “Rights Agreement”) between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent to permit the holders of 14.51% of the Company’s outstanding shares of Common Stock as reported on Schedule 13D (Amendment No. 4 dated June 2002) (hereinafter the “Shareholders”) to acquire beneficial ownership of up to 19.9% of the Company’s Common Stock without the Shareholders being considered an “Acquiring Person” under the Rights Agreement. The terms and conditions of Amendment No. 1 to the Rights Agreement and the Company’s agreement with the Shareholders are described in the Company’s Form 8-K filed on or about September 23, 2002.

Item 2. Exhibits.

Exhibit 1.	Agreement between the Company and Shareholders (incorporated by reference to the Company’s Form 8-K filed on September 27, 2002)

Exhibit 2.	Amendment No. 1 dated September 23, 2002 to Rights Agreement between the Company and Wells Fargo Bank Minnesota, N.A. (incorporated by reference to the Company’s Form 8-K filed on or about September 27, 2002.)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No.1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DELPHAX TECHNOLOGIES INC.

Dated: September 23, 2002
/s/ Robert Barniskis
Robert Barniskis, Chief Financial Officer

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